UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: July 14, 2014

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Bay Street, Suite 2330 Brookfield Place, P.O. Box 848 Toronto, Ontario, Canada, M5J 2T3
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 888-749-4916

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)(1)

On July 14, 2014, Liberty Silver Corp. (the “Registrant”) received notice from the firm of Morrill & Associates, LLC, 1448 North 2000 West, Suite 3, Clinton, Utah 84015, (“Morrill”), that it had resigned as the principal independent accountant to audit the Registrant’s financial statements for the fiscal year ending June 30, 2014.

Except as noted in the paragraph immediately below, the reports of Morrill for the fiscal years ended June 30, 2012 and June 30, 2013, did not contain any adverse opinion or disclaimer of opinion and such reports were not qualified or modified as to any uncertainty, audit scope or accounting principle.

The reports of Morrill on our financial statements for the fiscal years ended June 30, 2012 and June 30, 2013, contained an explanatory paragraph, which noted that there was substantial doubt as to our ability to continue as a going concern because of the fact that we have suffered recurring losses and have not had significant operations.

During the fiscal years ended June 30, 2012 and 2013, and the subsequent interim period up to and including the date of the resignation of Morrill, there have been no disagreements with Morrill on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Morrill would have caused them to make reference thereto in their report on the financial statements for such periods.  Furthermore, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the Registrant’s two most recent fiscal years and the subsequent interim period up to and including the date of the resignation of Morrill.

On July 15, 2014, the Registrant provided a draft copy of this report on Form 8-K to Morrill, requesting their comments on the information contained therein.   The responsive letter from Morrill is filed as an exhibit to this current report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description of Document
16.1	Responsive Letter from Morrill & Associates, LLC, Certified Public Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ Manish Z. Kshatriya

 Executive VP & CFO

Date: July 16, 2014